[PG NUMBER]
SEC Form S-8.rtf

    As filed with the Securities and Exchange Commission on November 1, 2002
                                                      Registration No. 333-_____


[GRAPHIC OMITTED]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


[GRAPHIC OMITTED]


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


[GRAPHIC OMITTED]


                             UNITED NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)

[GRAPHIC OMITTED]


          New Jersey                                       22-2894827
------------------------------               ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               1130 Route 22 East
                              Post Office Box 6000
                       Bridgewater, New Jersey 08807-0010
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


[GRAPHIC OMITTED]


                   VISTA BANCORP, INC. 1998 STOCK COMPENSATION
                     PLAN (formerly a plan of Vista Bancorp,
                               Inc.) (the "Plan")
                            (Full title of the Plan)

        THOMAS C. GREGOR, Chairman, President and Chief Executive Officer
                             United National Bancorp
                               1130 Route 22 East
                              Post Office Box 6000
                       Bridgewater, New Jersey 08807-0010
                                 (908) 429-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)


[GRAPHIC OMITTED]


                                 With a Copy to:
                               ROGER MEHNER, ESQ.
                              Bourne, Noll & Kenyon
                             382 Springfield Avenue
                               Post Office Box 690
                          Summit, New Jersey 07902-0690
                                 (908) 277-2200


[GRAPHIC OMITTED]



                         CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum       Proposed
                                                         Offering Price        Maximum
    Title of Securities Being         Amount to be        Per Share (3)       Aggregate            Amount of
           Registered                Registered (1)                          Asking Price      Registration Fee
Common Stock, $1.25 par value       19,402 shares (2)   $     21.19        $   411,128         $  82.23

SEC Form S-8.rtf



         (1) This Registration Statement covers shares to be issued under the Plan to former holders of options to purchase stock in Vista Bancorp, Inc. ("Vista"), which options were converted to options to purchase stock of United National Bancorp (the "Company") under the Plan in connection with the merger of Vista with and into the Company. This number was calculated by multiplying the number of shares issuable upon exercise of outstanding Vista options (15,916) by the final merger exchange ratio of 1.219.

         (2) This Registration Statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminable number of shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.

         (3) Estimated in accordance with Rule 457(h)(l) solely for the purposes of calculating the registration fee based upon the average of the high and low sales price of the Common Stock on the NASDAQ National Market System on October 30, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1            Plan Information
                  ----------------

         Not filed with this Registration Statement.

ITEM 2            Registrant Information and Employee Plan Annual Information
                  -----------------------------------------------------------

         Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   Documents Incorporated By Reference
         -----------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

SEC Form S-8.rtf

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, and June 30, 2002.

     3. Current Reports filed on Form 8-K or Form 8-K/A filed on July 23, 2002; August 12, 2002; August 21, 2002; August 27, 2002; September 4, 2002;
     September 9, 2002; and November 1, 2002.

     4. The description of the Company's common stock contained in the Registration Statement on Form 8-A filed by the Company pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4            Description of Securities
                  -------------------------

         Not applicable.

ITEM 5            Interests of Named Experts and Counsel
                  --------------------------------------

         Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Bourne, Noll & Kenyon, counsel to the Company. Attorneys in the law firm of Bourne, Noll & Kenyon beneficially owned 106 shares of the Company's Common Stock as of October 31, 2002.

ITEM 6            Indemnification of Directors and Officers
                  -----------------------------------------

         Indemnification. The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or other matter as to which the agent was adjudged liable to the corporation.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to pay the expenses unless it is ultimately determined he is entitled to indemnification.

         Exculpation.  Article 4 of the certificate of incorporation of United
                       National Bancorp provides:

1.            Elimination of Certain Liability of Directors.   A director of the
              ---------------------------------------------
         Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

1 .           Elimination  of Certain  Liability  of Officers.  Unless  provided
              -----------------------------------------------
         otherwise by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

1.            Repeal or Modification of this Article. Any repeal or modification
              --------------------------------------
         of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

    The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by United National Bancorp in 1987.

ITEM 7            Exemption from Registration Claimed
                  -----------------------------------

         Not applicable.

ITEM 8            Exhibits
                  --------

         5 Opinion Letter of Bourne, Noll & Kenyon regarding legality of securities.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Bourne, Noll & Kenyon ( contained in the opinion included as Exhibit 5).

         24       Power of Attorney.

ITEM 9            Undertakings
                  ------------

SEC Form S-8.rtf
1.                The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (a)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remian unsold at the termination of the offering.

1. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering
                                                              --------
          thereof.

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bridgewater, State of New Jersey, on October 31, 2002.

                             UNITED NATIONAL BANCORP


                                 /s/    THOMAS C. GREGOR
                             By: ___________________________________
                                 Thomas C. Gregor,
                                 Chairman, President and
                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title

       /s/  THOMAS C. GREGOR             Chairman, President and Chief Executive
       -----------------------           Officer and Director
       Thomas C. Gregor                  (Principal Executive Officer)

       /s/  ALFRED J. SOLES              Chief Financial Officer
       -----------------------           (Principal Financial  Officer)
       Alfred J. Soles

       /s/  A. RICHARD ABRAHAMIAN        Senior Vice President and Chief
       --------------------------        Accounting  Officer of UnitedTrust Bank
       A. Richard Abrahamian             (Principal Accounting Officer)

       /s/  GEORGE W. BLANK*             Director
       -----------------------
       George W. Blank


       /s/  C. DOUGLAS CHERRY*           Director
       -----------------------
       C. Douglas Cherry


       /s/ HAROLD J. CURRY*              Director
       -----------------------
       Harold J. Curry


       /s/ BARBARA HARDING*              Director
       -----------------------
       Barbara Harding


       /s/ WILLIAM T. KELLEHER, JR.*     Director
       -----------------------------
       William T. Kelleher, Jr.


       /s/  JOHN R. KOPICKI*             Director
       -----------------------
       John R. Kopicki


       /s/  ANTONIA S. MAROTTA*          Director
       -----------------------
       Antonia S. Marotta


       /s/  JOHN W. McGOWAN, III*        Director
       -----------------------
       John W. McGowan, III


       /s/ PATRICIA A. McKIERNAN*        Director
       -----------------------
       Patricia A. McKiernan


       /s/  CHARLES N. POND, JR.*        Director
       -----------------------
       Charles N. Pond, Jr.

       /s/  PAUL K. ROSS*                Director
       -----------------------
       Paul K. Ross


       /s/  ARLYN D. RUS*                Director
       -----------------------
       Arlyn D. Rus


       /s/  DAVID R. WALKER*             Director
       -----------------------
       David R. Walker


       /s/  RONALD E. WEST*              Director
       -----------------------
       Ronald E. West


       /s/  GEORGE J. WICKARD*           Director
       -----------------------
       George J. Wickard


       /s/ J. MARSHALL WOLFF*            Director
       ----------------------
       J. Marshall Wolff


/s/  THOMAS C. GREGOR
--------------------------------------
*By Thomas C. Gregor
  As attorney-in-fact

                               INDEX TO EXHIBITS

Exhibit 5 Opinion Letter of Bourne, Noll & Kenyon regarding legality of securities.

Exhibit 23.1               Consent of KPMG LLP.

Exhibit 23.2 Consent of Bourne, Noll & Kenyon (contained in the opinion included as Exhibit 5).

Exhibit 24                 Power of Attorney

                                    EXHIBIT 5


                                                             November 1, 2002

United National Bancorp
1130 Route 22 East
P.O. Box 6000
Bridgewater, New Jersey 08807-0010

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by United National Bancorp (the "Company") relating to 19,402 shares of the Company's Common Stock, $1.25 par value (the "Securities") to be offered pursuant to the Company's 2001 Officer Long Term Equity Plan (the "Plan").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that, when the securities have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               BOURNE, NOLL & KENYON

                                  EXHIBIT 23.1

                              CONSENT OF KPMG LLP


                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
United National Bancorp:


We consent to incorporation by reference in the Registration Statement filed on Form S-8 relating to the Vista Bancorp, Inc. 1998 Stock Compensation Plan, of our report dated January 15, 2002, relating to the consolidated balance sheets of United National Bancorp and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of United National Bancorp and is incorporated by reference herein.






                                            KPMG LLP




Short Hills, New Jersey
November 1, 2002

SEC Form S-8.rtf
                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Gregor, the undersigned's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 , and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         /s/  GEORGE W. BLANK                  Director         October 31, 2002
         -----------------------
         George W. Blank


         /s/  C. DOUGLAS CHERRY                Director         October 31, 2002
         -----------------------
         C. Douglas Cherry


         /s/  HAROLD J. CURRY                  Director         October 31, 2002
         -----------------------
         Harold J. Curry


         /s/  BARBARA HARDING                  Director         October 31, 2002
         -----------------------
         Barbara Harding


         /s/  WILLIAM T. KELLEHER, JR.         Director         October 31, 2002
         ----------------------------
         William T. Kelleher, Jr.


         /s/  JOHN R. KOPICKI                  Director         October 31, 2002
         -----------------------
         John R. Kopicki


         /s/  ANTONIA S. MAROTTA               Director         October 31, 2002
         -----------------------
         Antonia S. Marotta


         /s/  JOHN W. McGOWAN, III             Director         October 31, 2002
         -----------------------
         John W. McGowan, III

         /s/ PATRICIA A. McKIERNAN             Director         October 31, 2002
         -----------------------
         Patricia A. McKiernan


         /s/  CHARLES N. POND, JR.             Director         October 31, 2002
         -----------------------
         Charles N. Pond, Jr.


         /s/  PAUL K. ROSS                     Director         October 31, 2002
         -----------------------
         Paul K. Ross


         /s/  ARLYN D. RUS                     Director         October 31, 2002
         -----------------------
         Arlyn D. Rus


         /s/  DAVID R. WALKER                  Director         October 31, 2002
         -----------------------
         David R. Walker


         /s/  RONALD E. WEST                   Director         October 31, 2002
         -----------------------
         Ronald E. West


         /s/  GEORGE J. WICKARD                Director         October 31, 2002
         -----------------------
         George J. Wickard


         /s/ J. MARSHALL WOLFF                 Director         October 31, 2002
         -----------------------
         J. Marshall Wolff